                                                                   EXHIBIT 10.13

                      SUBSCRIPTION AND PURCHASE AGREEMENT

                                      FOR

          13,079,933 SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK,

                           PAR VALUE $.001 PER SHARE

                                      OF

                               Phase2Media, Inc.

                           (a Delaware corporation)


     SUBSCRIPTION AND PURCHASE AGREEMENT (the "Agreement") dated as of the 19/th/ day of January, 2000, by and between Phase2Media, Inc., (f/k/a CKG Media.com, Inc. d/b/a Phase2Media) a Delaware corporation having offices at 420 Lexington Avenue, New York, New York 10170 (the "Company"), and the Investors listed on Schedule I attached hereto, as same may be amended at any "Supplemental Closing" (as that term is defined in Section 1 below) (collectively, the "Investors" and each individual a "Investor").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Investors and the Company have arranged for this Agreement (the "Agreement") to provide for the subscription and, if such subscription as set forth in this Agreement is accepted by the Company, the purchase by the Investors, on the terms and subject to the conditions set forth in this Agreement, of an aggregate of Thirteen Million Seventy Nine Thousand Nine Hundred and Thirty Three (13,079,933) shares of the Company's newly authorized Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock") of the Company;

     WHEREAS, on the basis of the representations and warranties, and subject to the terms and conditions set forth herein, the Investors desire to subscribe for and purchase the Series D Preferred Stock and the Company desires to cause to be sold to each Investor, the number of shares of Series D Preferred Stock set forth opposite each such Investor's name on Schedule I annexed hereto;

     WHEREAS, the Series D Preferred Stock sold in accordance with this Agreement, upon the execution of this Agreement, shall not be registered securities under federal or state securities laws or quoted or listed for trading on any securities exchange, organized market or quotation system at the time of acquisition hereunder; and
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     WHEREAS, in reliance upon certain representations made by the Company and the Investors herein, the transactions contemplated by this Agreement are such that the offer and sale of Series D Preferred Stock hereunder will be exempt from registration under applicable federal and state securities laws pursuant to exemptions made available under such laws.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Subscription for Purchase of Series D Preferred Stock.  On the basis
          -----------------------------------------------------
of the representations, warranties, covenants and agreements, and subject to the terms and conditions set forth herein, upon the "Initial Closing" hereof (as that term is defined in Section 2(a) below) the Company agrees to sell, transfer, convey and deliver to the Investors, and each of the Investors agrees to purchase, acquire and accept delivery of the number of shares of the Series D Preferred Stock set forth opposite each such Investor's name on Schedule I attached hereto. As full and total consideration for the purchase by the Investors of an aggregate of up to Thirteen Million Seventy Nine Thousand Nine Hundred and Thirty Three (13,079,933) shares of Series D Preferred Stock the Investors shall pay to the Company an aggregate purchase price of up to Twenty Million ($20,000,000) Dollars and no less than Sixteen Million ($16,000,000) Dollars (the "Purchase Price"); provided, however, that up to Four Million ($4,000,000) Dollars worth of Series D Preferred Stock that otherwise would be subscribed for and purchased by the Investors at the Initial Closing may be subscribed for and purchased by the Investors at any time in one or more closings within twenty (20) days subsequent to the Initial Closing (each a "Supplemental Closing") in accordance with the provisions of Section 2(a) below.

     2.   Initial Closing and Supplemental Closings.
          -----------------------------------------

          (a) The initial closing of the purchase of the Series D Preferred Stock contemplated by this Agreement shall occur on or about January 19, 2000, at the offices Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, New York 10022 or at such other mutually convenient time or at such other mutually convenient place as agreed upon by the parties (the "Initial Closing"). The date on which the Initial Closing takes place is sometimes hereinafter referred to as the "Initial Closing Date". Unless otherwise expressly set forth herein to the contrary, the term "Closing" shall include the Initial Closing and any Supplemental Closings, and the term "Closing Date" shall include the Initial Closing Date and the date of any Supplemental Closing. At each Closing, the Investors shall deliver the Purchase Price, or the applicable portion thereof, to the Company, in certified funds or by wire transfer, and the Company shall deliver to each Investor a certificate or certificates representing the correspondingly appropriate number of shares of Series D Preferred Stock in such amounts as set forth opposite each Investor's name on Schedule I annexed hereto and in such denominations as requested by each Investor.

                                       2
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          (b) All certificates representing the Series D Preferred Stock shall bear the restrictive legend referred to in Section 6 below.

     3.   Representations, Warranties and Covenants of the Investor.  In
          ---------------------------------------------------------
connection with this Agreement, each of the undersigned Investors, as to itself only, hereby represents, warrants and covenants to the Company, as of the date on which such Investor actually participates in a Closing hereunder, as follows, all of which representations, warranties and covenants shall be deemed to be of the essence hereof:

          (a) Investment Intent.  The Investor represents and warrants that
              -----------------
the Series D Preferred Stock being purchased is being purchased or acquired solely for the Investor's own account, for investment purposes only and not with a view towards the distribution to others. The Investor acknowledges, understands and appreciates that the shares of Series D Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a claimed exemption under the provisions of such Securities Act which depends, in large part, upon the Investor's representations as to investment intention, investor status and related and other matters set forth herein. The Investor understands that, in the view of the United States Securities and Exchange Commission (the "SEC"), among other things, a purchase with a present intent to distribute would represent a purchase and acquisition with an intent inconsistent with its representation to the Company, and the SEC might regard such a transfer as a deferred sale for which the registration exemption is not available. The Investor agrees and consents to the placement of a legend on the certificate(s) representing the Series D Preferred Stock purchased and acquired hereunder, stating that such shares of Series D Preferred Stock have not been registered under the Securities Act or applicable state securities laws. Such legend shall be removed promptly following such time as a registration statement under the Securities Act covering any such shares of Series D Preferred Stock is declared effective by the SEC.

          (b) Certain Risks.  That (i) the Series D Preferred Stock represents
              -------------
equity securities in a private corporate entity that has an accumulated deficit,
(ii) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof; (iii) neither the shares of Series D Preferred Stock subscribed for under this Agreement, nor the shares of the Company's common stock, par value $.001 per share (the "Common Stock") and Class A common stock, par value $.001 per share (the "Class A Common Stock") into which the Series D Preferred Stock is convertible (the Common Stock and Class A Common Stock into which the Series D Preferred Stock is convertible, collectively, the "Conversion Shares") (x) are registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described below, or (y) are quoted, traded, listed for trading or quotation on any organized market or quotation system, and there is therefore no present public or other market for such shares of Series D Preferred Stock or Conversion

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Shares, and there have not been any representations made by the Company to the
Investor that the Series D Preferred Stock or the Conversion Shares ever will be quoted, traded or listed for trading or quotation on any organized market or quotation system or that there ever will be a public market for the Series D Preferred Stock or the Common Stock or the Class A Common Stock; and (iv) that the purchase of Series D Preferred Stock is a speculative investment, involving a degree of risk, and is suitable only for a person or entity of adequate financial means who has no need for liquidity in this investment in that, among other things, (x) such person or entity may not be able to liquidate their investment in the event of an emergency or otherwise, (y) transferability is limited, and (z) in the event of a dissolution or otherwise, such person or entity could sustain a complete loss of their entire investment.

          (c) Sophisticated Investor.  That (i) the Investor has adequate means
              ----------------------
of providing for the Investor's current financial needs and possible contingencies and has no need for liquidity of the Investor's investment in the Series D Preferred Stock; (ii) Investor is able to bear the economic risks inherent in an investment in the Series D Preferred Stock and that an important consideration bearing on Investor's ability to bear the economic risk of the purchase of the Series D Preferred Stock is whether the Investor can afford a complete loss of the Investor's investment in the Series D Preferred Stock and the undersigned Investor represents and warrants that the Investor can afford such a complete loss; and (iii) the Investor has such knowledge and experience in business, financial, investment and banking matters (including, but not limited to investments in restricted, non-listed and non-registered securities) that the Investor is capable of evaluating the merits, risks and advisability of an investment in the Series D Preferred Stock.

          (d) Accredited Investor.  That the Investor is an "accredited
              -------------------
investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          (e) Documents, Information and Access.  That (i) the Investor's
              ---------------------------------
decision to purchase the Series D Preferred Stock is not based on any promotional, marketing or sales materials, and (ii) Investor and its representatives have been afforded, prior to purchase thereof, the opportunity to ask questions of, and to receive answers from, the Company and its management, and has had access to all documents and information which the Investor deems material to an investment decision with respect to the purchase of the Series D Preferred Stock hereunder.

          (f) No Registration, Review or Approval.  The Investor acknowledges
              -----------------------------------
and understands that the limited private offering and sale of the Series D Preferred Stock pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and that the limited private offering and sale of the Series D Preferred Stock is not registered under the Securities Act or under the securities or "blue sky" laws, rules or regulations of any state. The Investor acknowledges, understands and agrees that the Series D Preferred Stock is being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 4(2) of such Securities Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws.

          (g) Transfer Restrictions.  That the Investor will not transfer any
              ---------------------
Series D Preferred Stock purchased under this Agreement unless such Series D Preferred Stock is registered under the Securities Act and under any applicable state securities or "blue sky" laws (collectively, the "Securities Laws"), or unless an exemption is available under such Securities Laws, and that the Company may, if it chooses, where an exemption from registration is claimed by such Investor, condition any transfer of Series D Preferred Stock out of the Investor's name on an opinion of the Company's counsel or of the Investor's counsel that is reasonably acceptable to the Company, to the effect that the proposed transfer is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws.

          (h) Reliance.  The Investor understands, acknowledges and appreciates
              --------
that the Company is relying upon all of the representations, warranties, covenants, understandings, acknowledgments and agreements contained in this Agreement in determining whether to accept this subscription, sell and issue the Series D Preferred Stock to the Investor.

          (i) Accuracy of Representations and Warranties.  That all of the
              ------------------------------------------
representations, warranties, understandings and acknowledgments that the Investor has made herein are true and correct in all material respects as of the date of execution hereof, and that the Investor will perform and comply fully in all material respects with all covenants and agreements set forth herein, and the Investor covenants and agrees that until the acceptance of this Agreement by the Company, the Investor shall inform the Company immediately in writing of any changes in any of the representations or warranties provided or contained herein.

          (j) Survival.  Investor expressly acknowledges and agrees that all of
              --------
its representations, warranties and covenants set forth in this Agreement shall be of the essence hereof and shall survive the execution, delivery and Closing of this Agreement, the sale and purchase of the Series D Preferred Stock.

     4.   Representations and Warranties of the Company.  In order to induce
          ---------------------------------------------
each Investor to enter into this Agreement and to purchase the Series D Preferred Stock, the Company hereby represents and warrants to each Investor, as of the date each such Investor actually participates in a Closing hereunder, as follows:

          (a) Corporate Power and Authority.  The stockholders of the Company
              -----------------------------
are, prior to the sales and issuances contemplated hereby, the lawful, beneficial and record owners of the shares of the Company's Common Stock, Class A Common Stock, Series A redeemable preferred stock, Series B convertible preferred stock and Series C convertible preferred stock, as set forth on

Schedule 4(d) annexed hereto, which represents all of the issued and outstanding
-------------
shares of capital stock of the Company and such stockholders own such shares free and clear of all liens, encumbrances, restrictions and claims of every kind, except as set forth on Schedule
                             --------

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4(a). The Company has the full legal right, power and authority to enter into
----
this Agreement, the Second Amended and Restated Securityholders' Agreement dated as of the date hereof by and among the Company, the Investors and certain of the stockholders of the Company (the "Amended Securityholders' Agreement") and the Second Amended and Restated Registration Rights Agreement dated as of the date hereof by and among the Company, and the persons listed on Schedule 1, Schedule 2 and Schedule 3 thereto (the "Amended Registration Rights Agreement". The Company further has the full right, power and authority to issue and sell the shares of Series D Preferred Stock pursuant to this Agreement and to issue the Conversion Shares issuable upon conversion of the Series D Preferred Stock in accordance with the terms of the Certificate of Designations, Preferences and Rights of the Series D Preferred Stock (the "Series D Certificate of Designations") and the delivery to Investors of the Series D Preferred Stock pursuant to the provisions of this Agreement will transfer to the Investors valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind except as set forth on Schedule 4(a). The Company also has
                                            -------------
the full legal right, power and authority to increase the number of shares of Common Stock reserved for issuance under its Long Term Equity Compensation Plan (the "Plan") and to amend the Certificate of Designations, Preferences and Rights of each of its Series B convertible preferred stock and Series C convertible preferred stock. This Agreement and the Amended Securityholders' Agreement, the Amended Registration Rights Agreement and the Series D Certificate of Designations are collectively referred to herein as the "Transaction Documents".

          (b) Authorization and Noncontravention.  Each Transaction Document has
              ----------------------------------
been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Each of the Series D Certificate of Designations and the action to increase the number of shares of Common Stock reserved for issuance under the Plan has been duly and validly authorized by all necessary corporate action and the Series D Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware and is in full force and effect. The execution and delivery by the Company of each Transaction Document and the other agreements and instruments, to be executed and delivered by them in connection herewith do not and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) except as set forth on Schedule 4(b), violate any
                                                 -------------
provision of, or result in the termination or acceleration of, or default under, or entitle any party to accelerate (whether after the filing of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of the Company pursuant to any provision of any mortgage, lien, lease, agreement, license, or instrument, or violate any law, regulation, order, arbitration award, judgment or decree to which the Company is a party or by which its property is bound; (iii) violate or conflict with, or create a default under, any other material restriction of any kind or character to which the Company is subject; (iv) require any governmental consent, authorization, filing, approval, or exemption, except as may be required by Regulation D promulgated under the Securities Act; or (v) violate any consent decree or requirement to which the Company is subject.

          (c) Existence and Good Standing.  The Company is a corporation duly
              ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the power to own its property and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in the jurisdictions listed on Schedule 4(c),
                                                                -------------
which are the only jurisdictions in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify individually or in the aggregate will not have a material adverse effect on the business of the Company.

          (d) Capital Stock.
              -------------

              (i) A description of the authorized capital stock of the Company, together with the number of shares of each class outstanding, the names of each of the holders of such shares and the number of shares held by each stockholder as of the Closing Date, is set forth on Schedule 4(d) hereto. All of
                                                    -------------
such shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. No securities directly or indirectly convertible into or exchangeable for any of the capital stock of the Company, and no options, warrants, rights, calls or commitments relating to such shares or other such securities, are outstanding, except as reflected on
Schedule 4(d) hereto.  Except as set forth in the Amended Registration Rights
-------------
Agreement, or as set forth on Schedule 4(d), the Company is not under any
                              -------------
contractual obligation to register under the Securities Act any of its presently outstanding securities or any securities which it may hereafter issue.

              (ii) As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock and the Company shall not have any outstanding warrants, options, or other rights to acquire its capital stock, except as set forth on Schedule 4(d).
                       -------------

              (iii) As of the Closing Date, the Company will have amended its Certificate of Incorporation such that a sufficient number of shares of authorized but unissued Common Stock, Class A Common Stock and Preferred Stock will have been reserved by appropriate corporate action in connection with the prospective conversion of the Series D Preferred Stock into Common Stock or Class A Common Stock and in connection with the increased number of shares of Common Stock reserved for issuance under the Plan. The issuance of the Conversion Shares upon conversion of the Series D Preferred Stock will not require any further corporate action by the stockholders or directors of the Company, nor will it be subject to preemptive rights of any present or future stockholders of the Company, nor will it conflict with any provision of any agreement to which the Company is a party or by which it or its assets are bound.

          (e) Valid Issuance of Securities; No Personal Liability.  When
              ---------------------------------------------------
delivered in accordance with the terms hereof for the consideration expressed herein, the Series D Preferred Stock (and the Conversion Shares issuable upon conversion of the Series D Preferred Stock) will be duly and validly issued, the Series D Preferred Stock (and the Conversion Shares issuable upon conversion of the Series D Preferred Stock) will be fully paid, non-assessable and free of preemptive rights, and, when executed and delivered by the Company, each of this Agreement, and the Series D Preferred Stock will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other law affecting creditors' rights generally and of general principles of equity (regardless of whether considered in a proceeding at law or in equity). Based in part upon the representations of the Investors in this Agreement, the Series D Preferred Stock will be issued in compliance with all applicable federal and state securities laws and the offer, sale and issuance of the Series D Preferred Stock will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act. The Investors, upon purchase of the Series D Preferred Stock will not be subject to personal liability by reason of being a holder of the Series D Preferred Stock.

          (f) Subsidiaries and Investments.  The Company has no (and has never
              ----------------------------
had any) subsidiaries and does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

          (g) Financial Statements and No Material Changes.
              --------------------------------------------

              (i) The Company has heretofore furnished the Investors with a true, correct and complete unaudited balance sheet of the Company and the related statements of income and retained earnings as of November 30, 1999 prepared by the Company. (The balance sheet of the Company as at November 30, 1999 is hereinafter referred to as the "Balance Sheet" and such date is hereinafter referred to as the "Balance Sheet Date"). The Balance Sheet fairly presents in all material respects the financial condition of the Company at the date thereof and, except as indicated therein, reflects all known or asserted material claims against and all material debts and liabilities of the Company, fixed or contingent, as at the date thereof, and, except as noted therein, was prepared in conformity with GAAP consistently applied throughout the periods involved and the related statements of income and retained earnings fairly present in all material respects the results of the operations of the Company and the changes in its financial position for the period indicated, except as specified therein, and, except as noted therein, were prepared in conformity with GAAP consistently applied throughout the periods involved.

              (ii)  Except as specified in Schedule 4(g), since the Balance
                                            -------------
Sheet Date there has been (i) no material adverse change in the assets or liabilities, or in the business

(present or anticipated) or condition, financial or otherwise, or in the results of operations of the Company; and to the best knowledge, information and belief of the Company, no fact or condition (not of general knowledge) exists or is contemplated or threatened which might cause such a change in the future.

          (h) Title to Properties; Encumbrances.  Except as set forth on
              ---------------------------------
Schedule 4(h) attached hereto and except for properties and assets reflected in
-------------
the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, the Company has, and on the Closing Date, will have, good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto or in a Schedule to this Agreement, and (b) all of the properties and assets purchased by the Company since the Balance Sheet Date; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the Balance Sheet or in a Schedule to this Agreement, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company in the operation of its business, and (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and liens of carriers, warehousemen, vendors and materialmen incurred in the ordinary course of business securing sums not yet due and payable (liens of the type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens"). Such properties and assets are sufficient to enable the Company to carry out its
business as presently conducted and as proposed to be conducted.   The Company
has all franchises, permits, licenses, and any other similar authority necessary for the conduct of its business as now being conducted or proposed to be conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          (i) Leases.  Schedule 4(i) attached hereto contains an accurate and
              ------   -------------
complete list of all leases to which the Company is a party (as lessee or lessor). Each lease set forth on Schedule 4(i) (or required to be set forth on
                                  -------------
Schedule 4(i)) is in full force and effect; all rents and additional rents due
-------------
to date on each such lease have been paid; in each case, the lessee has been in possession since the commencement of the original term of such lease and, to its knowledge, is not in material default thereunder; and there exists no event of default or event, occurrence, condition or act (including the purchase of the Series D Preferred Stock, or any of the conditions precedent hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default under such lease. The Company is not currently in default of any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of the Company, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company is in a state of good maintenance and repair.

          (j) Material Contracts.  Except as set forth on Schedule 4(j) attached
              ------------------                          ---------
hereto, the Company is not bound by (a) any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, or arrangement or any collective bargaining agreement or any other contract with any labor union or severance agreements, programs, policies or arrangements, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures not yet made, which involves $50,000 or more and was not entered into the ordinary course of business, (d) any loan or advance to, or investment in, any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment which involves $50,000 or more, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any employment agreement or other contract for the employment of any officer or employee providing for annual compensation in excess of $100,000 except for the Employment Agreement, dated as of August 16, 1999, between the Company and Richard E. Glassberg, or any management service, consulting or any other similar type of contract, unless entered into or incurred in the ordinary course of business and not involving compensation in excess of $100,000, (g) any agreement, contract or commitment limiting the freedom of the Company to engage in any line of business or to compete with any Person, (h) any bank debt, loan, credit or other financing arrangement, (i) except as otherwise disclosed in this Agreement or a Schedule or Exhibit annexed hereto, any agreement, contract or commitment not entered into in the ordinary course of business which involves $50,000 or more and is not cancelable without penalty within 30 days, (j) any contract or group of related contracts with the same party or group of affiliated parties the performance of which involves (or is reasonably expected to involve) consideration in excess of $50,000 during any twelve month period, (k) any assignment, license, indemnification or other agreement with respect to the Proprietary Rights (as defined in Section 4(v) below) or other intangible property, (l) any agreement under which the Company has granted any Person any rights related to the registration of securities under the Securities Act (including, without limitation, demand or piggyback registration rights), (m) any sales, distribution or franchise agreement, or (n) any other agreement which is material to its operation and business prospects. Each contract or agreement set forth on Schedule 4(j) (or required to be set
                                        -------------
forth on Schedule 4(j)) has been, or simultaneously upon the execution and
         -------------
delivery hereof will be, executed and delivered and is (or will be) valid, binding, and enforceable in accordance with its terms and is in full force and effect; and there exists no material default or event of default or event, occurrence, condition or act (including the purchase of the Series D Preferred Stock or any of the conditions precedent hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default or event of default thereunder. The Company is not currently in default of any of the terms or conditions of any contract or agreement set forth on Schedule 4(j)
                       -------------

(or required to be set forth on Schedule 4(j)) in any respect, which would, in
                                -------------
the aggregate, have a material adverse effect on such party.

          (k) Restrictive Documents.  Except as set forth on Schedule 4(k)
              ---------------------                          -------------
attached hereto, the Company is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially and adversely affects the business (present or anticipated) or condition of the Company, financial or otherwise, or any of its assets taken as a whole, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Company with the terms, conditions and provisions hereof or the continued operation of the Company's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

          (l) Litigation.  Except as set forth on Schedule 4(l) attached hereto,
              ----------                          -------------
there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or any investigation by any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of the Company, threatened, against or affecting the Company, or any of its properties or rights; and the Company does not know of any valid basis for any such action, proceeding or investigation. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's officers, employees or consultants, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.
There are no actions, suits, proceedings or investigations by the Company currently pending against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement). The Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries. Except as set forth on Schedule 4(l), the Company is not party or
                                      -------------
subject to any judgment, order, writ, injunction, or decree entered in any lawsuit or proceeding which may affect its operations, business practices, present or anticipated, or ability to acquire any property or conduct business.

          (m) Taxes.  Except as set forth on Schedule 4(m):
              -----                          -------------

              (i) All taxes and assessments, including, without limitation, income, property, sales, use, franchise, value added, employees' income withholding and social security taxes and import duties, including interest and penalties thereon, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, for which the Company may be liable in respect of all periods prior to the Closing Date (including taxes in respect of tax periods ending on the Closing Date and taxes in respect of tax periods ending after the Closing Date to the extent attributable to the portion of that period which ends on the Closing
Date), either have been paid when due or will be paid when due. All tax returns required to be filed through the date hereof (and the Closing Date), including, without limitation, information returns, have been (or will be), accurately prepared in all material respects, and have also been duly and timely filed and all deposits and payments required by law to be made by the Company, including with respect to employees' withholding taxes, have been duly made in accordance with all applicable laws.

              (ii) There are no tax sharing agreements or arrangements or tax indemnity agreements between the Company and any other person.

              (iii) The Company has never been an includable corporation in any affiliated group of corporations within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar provision of state or other tax law).

              (iv) The Company has not filed a consent pursuant to the collapsible corporation provisions of section 341(f) of the Code (or any similar provision of state or other tax law) or agreed to have section 341(f)(2) of the Code or any similar provision of state or other tax law) apply to any disposition of any asset owned by the Company.

              (v) All taxes arising from the transactions described in this Agreement and payable by the Company, if any, will be paid by the Company.

          (n) Liabilities.  The Company does not have any outstanding material
              -----------
obligations, claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheet or referred to in the footnotes thereto, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business, and, except as set forth on Schedule 4(n), not
                                                             -------------
involving borrowings by the Company. The Company maintains a standard system of accounting in accordance with GAAP. The Company's financial reserves reflected in the Balance Sheet are adequate to cover claims already incurred and reasonably expected to be incurred and the Company's provisions for taxes as set forth in the Balance Sheet are adequate and accurate for taxes due and accrued. Except as set forth on Schedule 4(n), the Company is not in default in respect
                       -------------
of the terms or conditions of any indebtedness.

          (o) Compliance with Laws.   Except as set forth on Schedule 4(o), the
              --------------------                           -------------
Company is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees. Neither the Company nor, to the best of the Company's knowledge, has any employee of the Company has at any time made any payments for improper or unlawful political contributions or made any bribes, kickback payments or other illegal payments.

          (p) Accounts Receivable.  The amount of all accounts receivable,
              -------------------
unbilled invoices and other debts due or recorded in the records and books of account of the Company as being due to it at the Closing Date (less the amount of any provision or reserve therefor made in the records and books of account of the Company) constitute valid and enforceable claims that have arisen only from bona fide transactions in the ordinary course of business and none of such accounts receivable or other debts is or will, to the best knowledge of the Company, at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provision or reserve, and there are no known, contingent or asserted claims, or refusals to pay against any such receivables or debts. There has been no material adverse change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the allowances with respect thereto, or accounts payable of the Company from that reflected in the Balance Sheet.

          (q) Employees; Employee Benefit Plans.  No employee or consultant of
              ---------------------------------
the Company has any agreement or contract, written or oral, except as described on Schedule 4(q) regarding such person's employment or consultancy with the
   -------------
Company. To the best of the Company's knowledge, no employee of the Company nor any consultant with whom the Company has contracted is in violation of any term of any employment contract, non-disclosure agreement or any other similar contract or agreement relating to the relationship of such employee or consultant with the Company, any former employer or any other party. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company except as set out on Schedule 4(q) hereto. The Company is not
                                      -------------
aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees. Set forth on Schedule 4(q) attached hereto
                                                  -------------
is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by the Company. All such Employee Benefit Plans are fully funded and are and at all times have been in compliance in all material respects with applicable law, including the provisions of ERISA.

          (r) No Changes Since Balance Sheet Date.  Since the Balance Sheet
              -----------------------------------
Date, except as expressly contemplated hereby or as disclosed in a Schedule or Exhibit hereto, the Company has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business, (b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens), (c) sold, transferred or otherwise disposed of any assets, including without limitation, any Proprietary Rights, except in the ordinary course of business, (d) made any capital expenditure or commitment therefor, except in the ordinary course of business, (e) declared or paid any dividend or made any distribution, in cash or other property, on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (f) made any bonus or profit sharing distribution or payment of any kind, (g) increased its indebtedness for borrowed money or made any loan to any Person, (h) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate would have a material adverse effect to the Company or suffered any damage, destruction or casualty loss exceeding $50,000 in the aggregate, (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, (j) cancelled or waived any claims or rights of substantial value, (k) made any change in any method of accounting or audit practice, (l) otherwise conducted its business or entered into any transaction, except in the ordinary course of business, or (m) agreed, whether or not in writing, to do any of the foregoing. Since the Balance Sheet Date there has been no material adverse change in the financial condition, operating results, assets, operations, business, prospects, employee relations or customer or supplier relations of the Company.

          (s) Disclosure.  None of this Agreement, the financial statements
              ----------
referred to in Section 4(g) hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by the Company or by any of its directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which made. There is no fact (presently understood as such and not of general knowledge) known to the Company which materially and adversely affects the business, present or anticipated, or financial condition of the Company or its properties or assets which has not been set forth in this Agreement, the financial statements referred to in Section 4(g) hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company or by any of its directors or officers in connection with the transactions contemplated by this Agreement.

          (t) Broker's or Finder's Fees.  No agent, broker, person or firm
              -------------------------
acting on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement. Company agrees to indemnify and hold the Investors harmless with respect to the foregoing.

          (u) Environmental Matters.  The Company has been and is in material
              ---------------------
compliance with all provisions of all pollution control laws; hazardous waste generation, storage, disposal, transportation, handling and cleanup laws; other environmental protection laws; occupational safety and health standards laws; and all rules, standards, regulations, permits, license requirements and authorizations required by or related to such laws (collectively "Environmental and Safety Laws"), and has obtained all permits, licenses and other authorizations required thereunder. No proceeding or investigation is pending or, to its knowledge, threatened, alleging or to the effect that the Company has violated or is in violation of or bears any liability pursuant to any such law, rule, standard, regulation, permit, license or authorization or any related common law theory. The Company is not, and has not been, subject to or bound by any order, decree or otherwise relating to any of the foregoing. To its knowledge, no underground storage tanks, asbestos containing material, or PCB-containing materials or equipment is present at any property owned or occupied by the Company. Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties or operations of the Company will, to the Company's knowledge, prevent, hinder or limit continued compliance with Environmental and Safety Laws or give rise to any liabilities (contingent or otherwise) or corrective, investigatory or remedial obligations pursuant to Environmental and Safety Laws, including, without limitation, obligations or liabilities relating to onsite or offsite hazardous substance releases, personal injury, property damage or natural resources damage.

          (v) Proprietary Rights.  Schedule 4(v) contains a complete and
              ------------------   -------------
accurate list of all (a) pending patent applications and applications for registrations of other intellectual property rights filed by or on behalf of the Company, (b) material unregistered trade names and corporate names owned or used by the Company and (c) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company (together the "Proprietary Rights"). Schedule 4(v) also contains a complete and
                                      -------------
accurate list of all licenses and other rights granted by the Company to any third party or by any third party to the Company with respect to any Proprietary Rights. The Company exclusively owns, free and clear of liens or encumbrances, all rights, title and interests to, or has sufficient rights to use pursuant to a valid license, all Proprietary Rights listed on Schedule 4(v) without conflict
                                                  -------------
with or infringement of the rights of others. The Company believes that the Proprietary Rights are all the rights necessary for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. To the best of the Company's knowledge, there is no loss or expiration of any Proprietary Right threatened, pending or reasonably foreseeable. The Company has taken all reasonably necessary actions to maintain and protect the Proprietary Rights which it owns and uses. Except as set forth on Schedule 4(v), as of the date hereof,(i) there have been no claims made
   -------------
against the Company asserting the invalidity, misuse or unenforceability of any Proprietary Rights, and, to the best of the Company's knowledge, there are no grounds for the same, (ii) the Company has not received a notice of conflict with the asserted rights of others within the last five years, (iii) the conduct of the Company's business has not misappropriated or infringed, to the Company's knowledge, and does not misappropriate or infringe any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and (iv) to the best of the Company's knowledge, the Proprietary Rights owned by or licensed to the Company have not been infringed or misappropriated by other Persons.

          (w) Related-Party Transactions.  No consultant, employee, officer,
              --------------------------
director or stockholder of the Company or member of such person's immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that consultants, employees, officers, directors or stockholders of the Company and members of their immediate families may own less than 5% of the outstanding stock in a publicly traded company that may compete with the Company. No member of the immediate family of any employee, officer, or director of the Company is directly or indirectly interested in any material contract, commitment, undertaking or transaction with the Company.

          (x)  Insurance.  The Company has insurance policies in effect covering
               ---------
the risks associated with its businesses and properties which are of such character and in such amounts as are customarily maintained by similarly situated entities engaged in the same or similar businesses.

          (y)  Filing of 83(b) Elections.   Each officer of the Company that has
               -------------------------
received securities of the Company subject to the right of repurchase by the Company in Section 5.1 of the Amended Securityholders' Agreement has duly and timely filed an election pursuant to Section 83(b) of the Internal Revenue Code with respect to such securities.

          (z)  Exemption from Registration.  The Company represents and warrants
               ---------------------------
that, based in part upon the Investor's representations and warranties set forth herein, the offer and sale of the Series D Preferred Stock to the Investors in accordance with the terms and provisions of this Agreement is being effected in accordance with the Securities Act and applicable state securities laws pursuant to (i) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 4(2) of such Securities Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws.

          (aa) Year 2000 Compliance.  (i)  Each system comprised of software,
               --------------------
hardware, databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) (collectively, a "System") that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company (a "Material Company Operation") will not, to the best of the Company's knowledge and belief, be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century ("Year 2000 Compliant"). The Company has no reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems with respect to a Material Company Operation as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. To the best of the Company's knowledge and belief, each System of the Company relating to a Material Company Operation is able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

              (i) The Company has no reason to believe that any vendor of the Company whose products or services are material to the Company's operations will not continue to furnish its products or services to the Company without interruption or material delay, on and after January 1, 2000.

     5.   Conditions to Closing.
          ---------------------

          (a) The obligations of the Company to consummate the transactions contemplated by this Agreement on one or more Closing Dates is conditioned upon satisfaction, on or prior to each Closing Date, of each of the following conditions:

              (i) The Investors and all other necessary parties to the Amended Securityholders' Agreement shall have properly and validly executed the Amended Securityholders' Agreement.

              (ii) The Investors and all of the other parties to the Amended Registration Rights Agreement shall have properly and validly executed the Amended Registration Rights Agreement.

              (iii) Receipt by the Company, by certified official bank check or wire transfer, of the Purchase Price, or the appropriate portion thereof.

              (iv) The Company shall have filed an amendment to the Certificate of Designations, Preferences and Rights of each of its Series B convertible preferred stock and Series C convertible preferred stock, in each instance amending the voting provisions of each such Series of convertible preferred stock to provide for the voting of such preferred securities on an as-converted to Common Stock basis with respect to all matters that are subject to the approval of the Company's common stockholders.

          (b) The obligations of the Investors to consummate the transactions contemplated by this Agreement on one or more Closing Dates is conditioned upon satisfaction, on or prior to each Closing Date, of each of the following conditions:

              (i) The Company and all of the other necessary parties to the Amended Securityholders' Agreement shall have entered into the Amended Securityholders' Agreement and all actions required to be taken thereunder have been taken, including but not limited to authorizing an increase in the number of directors from seven (7) to eight (8) and appointing the Series D Designee (as such term is defined in the Amended Securityholders' Agreement) to the Board.

              (ii) The Company and all of the other parties to the Amended Registration Rights Agreement shall have entered into the Amended Registration Rights Agreement.

              (iii) The Company shall have taken all necessary actions to increase the size of its Plan to provide for the issuance of an additional One Million Seven Hundred Fifty Nine Thousand Seven Hundred and Thirty Three (1,759,733) shares of Common Stock thereunder.

              (iv) The Company shall have amended its Certificate of Incorporation to increase its authorized capital such that it shall have a sufficient number of shares of authorized but unissued Common Stock, Class A Common Stock and preferred stock, and the Company shall have delivered evidence of same to the Investors.

              (v) The Company shall have delivered to each of the Investors a certificate or certificates representing the Series D Preferred Stock actually purchased by each such Investor in such denominations as requested by the Investor.

              (vi) The Company shall have filed with the Secretary of State of the State of Delaware the Series D Certificate of Designations and shall have delivered evidence of same to the Investors.

              (vii) The Company shall have reimbursed GE Capital Equity Investments, Inc. for its actual documented costs, including attorneys' fees and disbursements actually incurred, in connection with the negotiation, preparation and delivery of the Transaction Documents in an amount not to exceed Forty Thousand ($40,000) Dollars.

              (viii) The Investor shall have received an opinion of Company's counsel, Zukerman Gore & Brandeis, LLP, in the form annexed hereto as Exhibit
                                                                      -------
5(viii).
-------
              (ix) The Company shall use the proceeds from the sale of the Series D Preferred Stock in accordance with the provisions of Section 8(1) below.

              (x) The representations and warranties of the Company contained in this Agreement or in any Exhibit or Schedule attached hereto shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have delivered to the Investors a certificate, dated the Closing Date, executed by the Company's Chief Executive Officer, to such effect.

              (xi) No action or proceeding shall have been instituted or, to the best knowledge, information and belief of the Company, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Company shall have delivered to the Investors a certificate, dated the Closing Date, executed by the Company's Chief Executive Officer, to such effect.

              (xii) All governmental and other consents, filings and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

              (xiii) The Series D Preferred Stock to be issued and sold by the Company and to be acquired by the Investors shall be (and the Conversion Shares issuable upon conversion of the Series D Preferred will be upon issuance by the Company and acquisition by the Investors) duly authorized and validly issued to the Investors, free and clear of all liens, encumbrances, restrictions and claims of every kind. The Investors shall have each received properly completed stock certificate(s) representing the shares of the Series D Preferred Stock being purchased by the Investors on the Closing Date.

              (xiv) The Company shall have delivered to the Investors (a) copies of the Company's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware, (b) certified copies of the Series D Certificate of Designations, certified by the Secretary of State of the State of Delaware, as having been filed on or before the Closing Date, (c) a certificate from the Secretary of State of the State of Delaware to the effect that the Company is in good standing or subsisting in such State and listing all charter documents of the Company on file, (d) a certificate from the Secretary of State or other appropriate official in each State in which the Company is qualified to do business to the effect that the Company is in good standing in such State, (e) a certificate as to the tax status of the Company from the appropriate official in its jurisdiction of incorporation and each State in which the Company is qualified to do business and (f) a copy of the By-laws and the Certificate of Incorporation of the Company certified by the Secretary of the Company as being true, complete and correct and in effect on the Closing Date, after giving effect to the filing described in Section 5(b) (iv) and 5(b)(vi) hereof, and accompanied by a copy of the adopting resolutions authorizing the Series D Certificate of Designations and approving the stock issuance contemplated thereby.

              (xv) Prior to each of the Closing Dates, there shall be no material adverse change in the assets or liabilities, the business (present or anticipated), or condition, financial or otherwise, or in the results of operations, of the Company since the Balance Sheet Date and the Company shall have delivered to the Investors a certificate, dated the Closing Date, to such effect.

              (xvi) All of the agreements of the Company to be performed on or before the Closing Date pursuant to the terms hereof or the terms of any Exhibit hereto, shall have been duly performed, and the Company shall have delivered to the Investors a certificate, dated as of the Closing Date, to such effect.

              (xvii) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and the Investors shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions.

     6.   Series D Preferred Stock Legends.  The Investor represents and
          --------------------------------
warrants that it has read, considered and understood the legend, referred to in
Section 7.1 of the Amended Securityholders' Agreement, shall be placed on all of the certificates representing the Series D Preferred Stock and on all Conversion Shares issuable upon conversion of the Series D Preferred Stock.

     7.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold each Investor and each of their respective partners, officers, directors, members, employees, counsel, accountants, agents, successors and assigns (collectively, an "Indemnified Party") harmless from damages, liabilities, losses, costs or expenses (including, without limitation, reasonable counsel fees and expenses) suffered or paid, directly or indirectly, as a result of or arising out of (i) the failure of any respective representation or warranty made by the Company in this Agreement or in any Schedule or Exhibit attached hereto to be true, complete and correct in all material respects as of the date of this Agreement and as of the Closing Date or (ii) a breach of the covenant set forth in Section 8(l) below. Notwithstanding anything contained in this Agreement to the contrary, (i) the indemnification provided to each Indemnified Party herein shall be limited to the "Original Conversion Price" (as that term is defined in the Series D Certificate of Designation) based on the Indemnified Party's cost basis in the number of shares of Series D Preferred Stock held by such an Indemnified Party on the date any such indemnification payments are due hereunder, less any amounts received by such Indemnified Party as a result of either (x) distributions on any securities of the Company held by the Indemnified Party, and (y) any proceeds received by such Indemnified Party upon such Indemnified Party's conversion and/or sale of any securities of the Company in excess of the Indemnified Party's basis in any such securities converted and/or sold, and
(iii) the indemnification provided for in this Section 7 with respect to each Indemnified Party shall expire three (3) years from the Closing Date of each such Indemnified Party's purchase of its shares of Series D Preferred Stock hereunder.

          (b) If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any
                                               --------  -------
failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder, except to the extent that the Company shall have been materially prejudiced in its ability to defend the action, suit, proceedings or investigation for which such indemnification is sought by reason of such failure. Except as set forth below, an Indemnified Party shall not have the right to retain counsel of its own choice, and the Company shall pay the reasonable fees, reasonable expenses and reasonable disbursements of counsel selected by the Company; and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by the Company.

     In the event the Company does not assume or fails to conduct in a diligent manner the defense of any claim or litigation resulting therefrom, (a) the Indemnified Party may defend, using its own counsel, against such claim or litigation, in such manner as it deems appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Company, on such terms as the Indemnified Party may deem appropriate, and (b) the Company shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The Company shall pay the reasonable fees, reasonable expenses and reasonable disbursements of counsel selected by an Indemnified Party in the circumstances described in the previous sentence. If the Company thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Company shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

     The Company shall be liable for any settlement of any claim against an Indemnified Party made with the Company's written consent or made in connection with the circumstances described in the first sentence of the previous paragraph. The Company shall not, without prior written consent of an Indemnified Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof.

     Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the other parties, provided that the Company will reimburse the Indemnified Party for all of its out-of-pocket expenses incurred in connection with such cooperation by the Indemnified Party.

          (c) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company (as applicable), on the one hand, and an Indemnified Party, on the other, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs and expenses to which the indemnified persons may be subject in accordance with the relative benefits received by the Company (as the case may be), on the one hand, and an Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in expenses and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

     8.   Miscellaneous.
          -------------

          (a) Preservation of Confidential Information.  Except as otherwise
              ----------------------------------------
required by law, the Investors shall keep confidential any and all non-public information obtained from the Company concerning the Company's properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be non-public (or becomes so ascertainable).

          (b) Amendment; Waiver.  This Agreement shall not be changed, modified
              -----------------
or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.

          (c) Binding Effect; Assignment.   This Agreement may not be
              --------------------------
transferred, assigned, pledged or hypothecated by and party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          (d) Governing Law; Venue, Jurisdiction and Litigation Costs.  This
              -------------------------------------------------------
Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of New York without giving effect to such State's conflicts of laws provisions. Each of the Company and each of the Investors expressly irrevocably consent to the jurisdiction and venue of the federal courts located in the State of New York, County of New York. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

          (e) Severability.  Any term or provision of this Agreement which is
              ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof affecting the validity or enforceability of such provision in any other jurisdiction.

          (f) Headings.  The captions, headings and titles preceding the text of
              --------
each or any Section, subsection or paragraph hereof are for convenience of reference only and shall not effect the construction, meaning or interpretation of this Agreement or any term or provisions hereof.

          (g) Counterparts.  This Agreement may be executed in one or more
              ------------
original or facsimile counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Upon delivery of an executed counterpart by the undersigned Investors to the Company, which in turn is executed and delivered by the Company, this Agreement shall be binding as one original agreement between the Investor and the Company.

          (h) Transfer Taxes.  Each party hereto shall pay all such sales,
              --------------
transfer, use, gross receipts, registration and similar taxes arising out of or in connection with the transactions contemplated by this Agreement (collectively, the "Transfer Taxes") as are payable by such party under applicable law, and the Company shall pay the cost of any documentary stock transfer stamps, if any, to be affixed to the certificates representing the Series D Preferred Stock.

          (i) Entire Agreement.  The Transaction Documents merge and supersede
              ----------------
any and all prior agreements, understandings, discussions, assurances, promises, representations or warranties among the parties with respect to the subject matter thereof, and contains the entire agreement among the parties with respect to the subject matter set forth therein.

          (j) Authority; Enforceability.  Each of the undersigned Investors is
              -------------------------
duly authorized to enter into this Agreement and to perform its obligations hereunder. Upon the execution and delivery of this Agreement by each of the undersigned Investors, this Agreement shall be enforceable against each of the undersigned Investors in accordance with its terms.

          (k) Notices.  Except as otherwise specified herein to the contrary,
              -------
all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by hand, by certified or registered mail, return receipt requested, postage prepaid, or by U.S. express mail service, or by private overnight mail service (e.g. Federal Express), or by facsimile transmission. Any such notice shall be deemed to have been given (a) on the business day actually received if given by hand or facsimile transmission, (b) on the business day immediately subsequent to mailing, if sent by U.S. express mail service or private overnight mail service, or (c) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8(k)):

          If to the Company:

               Mr. Richard Glassberg
               Phase2Media, Inc.
               420 Lexington Avenue
               New York, NY 10170
               Facsimile no. (917) 368-7227
          with copies simultaneously by like means to:

               Clifford A. Brandeis, Esq.
               Zukerman Gore & Brandeis, LLP
               900 Third Avenue
               New York, NY  10022
               Facsimile no. (212) 223-6433

          If to the Investors, notice shall be given to all parties set forth in
Section 7.5 of the Amended Securityholders' Agreement.

          (l) Use of Proceeds.   The Company covenants and agrees that it shall
              ----------------
use the proceeds from the sale of the Series D Preferred Stock for general working capital purposes, including but not limited to expansion of its sales force, and to pay the expenses in connection with the transaction contemplated by the Transaction Documents, including but not limited to the fees set forth in
Section 5(vii) above.

          (m) No Third Party Beneficiaries.  This Agreement and the rights,
              ----------------------------
benefits, privileges, interests, duties and obligations contained or referred to herein shall be solely for the benefit of the parties hereto and no third party shall have any rights or benefits hereunder as a third party beneficiary or otherwise hereunder.

          (n) Publicity.  Except as otherwise required by law, none of the
              ---------
parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein. Any statement so issued or made shall require the reasonable prior approval of the other parties hereto as to the contents and the manner of presentation and publication thereof.

          (o) Several Representations, Warranties, Covenants, Agreements and
              --------------------------------------------------------------
Obligations.  The representations, warranties, covenants, agreements and
-----------
obligations of the Investor hereunder shall be several and not joint.

          (p) Waiver of Jury Trial.  The parties hereto waive all right to trial
              --------------------
by jury of any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with the Transaction Documents or the transactions contemplated thereby whether grounded in tort, contract or otherwise.

     IN WITNESS WHEREOF, the Company and each of the undersigned Investors has each duly executed this Agreement as of this 19 day of January, 2000.

                                    PHASE2MEDIA, INC.


                                    By:   /s/ Richard S. Nachmias
                                       ________________________________
                                       Name:  Richard S. Nachmias
                                       Title: CFO

                                    Investors:


                                    GE CAPITAL EQUITY INVESTMENTS,  INC.


                                    By:   /s/ Steve Smith
                                       ________________________________
                                       Name:  Steve Smith
                                       Title: Managing Director

                                    VECTOR CAPITAL II, L.P.


                                    By:  Vector Capital Partners II, LLC, as
                                         General Partner

                                          /s/ Alex Slusky
                                    ___________________________________
                                       By:    Alex Slusky
                                       Title: Managing Member

                                    VECTOR MEMBER FUND II, LP


                                    By:   /s/ Alexander R. Slusky
                                       ________________________________
                                       Name:  Alexander R. Slusky
                                       Title: Managing Member, Vector Capital
                                              Partners II, L.L.C.
                                              The General Partner of Vector
                                              Member Fund II, L.P.

                                    HACHETTE FILIPACCHI INTERACTIONS S.A.


                                    By:  /s/  Herve Digne
                                       ___________________________
                                       Name:  Herve Digne
                                       Title: President

                                     /s/ Jeffrey D. Zukerman
                                    ______________________________
                                         Jeffrey D. Zukerman

                                     /s/ Nathaniel S. Gore
                                    ______________________________
                                         Nathaniel S. Gore

                                     /s/ Clifford A. Brandeis
                                    ______________________________
                                         Clifford A. Brandeis

                                     /s/ Andrew M. Chonoles
                                    ______________________________
                                         Andrew M. Chonoles

                                     /s/ Kent Baum
                                    ______________________________
                                         Kent Baum

                                     /s/ Herve Digne
                                    ______________________________
                                         Herve Digne

                                     /s/ Richard LeFurgy
                                    ______________________________
                                         Richard LeFurgy

                                     /s/ Steven Eskenazi
                                    ______________________________
                                         Steven Eskenazi

                                     /s/ Robert Petrocelli
                                    ______________________________
                                         Robert Petrocelli

                                     /s/ Louis LaTorre
                                    ______________________________
                                         Louis LaTorre

                                    STV PARTNERS IX, LLC


                                    By:   /s/ Illegible
                                       ________________________________
                                       Name:  Illegible
                                       Title: General Manager



                                    P2M INVESTMENT PARTNERSHIP


                                    By: /s/ Thomas C. Janson, Jr.
                                        _______________________________
                                        Thomas C. Janson, Jr.
                                        General Partner

                                       /s/ John W. Danner
                                    _________________________________________
                                    John W. Danner as Trustee for the John W.
                                    Danner Separate Property Trust UDT 4/6/99

     IN WITNESS WHEREOF, the Company and each of the undersigned Investors has each duly executed this Agreement as of this 8 day of February, 2000.

                                    PHASE2MEDIA, INC.

                                    By:   /s/ Richard S. Nachmias
                                       ______________________________
                                       Name:  Richard S. Nachmias
                                       Title: CFO

                                    Investors:

                                    BAYVIEW 2000 I, LP

                                    By: Bayview 2000 GP, LLC

                                    By:   /s/ Dana Welch
                                       ______________________________
                                       Name:  Dana Welch
                                       Title: CAO

                                    BAYVIEW 2000 II, LP

                                    By: Bayview 2000 GP, LLC

                                    By:   /s/ Dana Welch
                                       ______________________________
                                       Name:  Dana Welch
                                       Title: CAO

                                    P2M ACQUISITION LLC

                                    By: /s/ Craig H. Solomon
                                       ______________________________
                                       Craig H. Solomon
                                       Authorized Signatory

                                       /s/ Amnon M. Landan
                                       _____________________________
                                       Amnon M. Landan


                                       /s/ Louis Ginsberg
                                       _____________________________
                                       Louis Ginsberg


                                       /s/ Louis LaTorre
                                       _____________________________
                                       Louis LaTorre

     IN WITNESS WHEREOF, the Company and each of the undersigned Investors has each duly executed this Agreement as of this 31 day of March, 2000.

                                    PHASE2MEDIA, INC.


                                    By:   /s/ Richard S. Nachmias
                                       ________________________________
                                       Name:  Richard S. Nachmias
                                       Title: CFO

                                    Investors:


                                    CRITICAL MASS VENTURES LLC


                                    By:   /s/ John T. Pierce
                                       _______________________________
                                       Name:  John T. Pierce
                                       Title: Chief Financial Officer


                                       /s/ Anton Simunovic
                                       _______________________________
                                           Anton Simunovic

                                    READE FAMILY 1999 TRUST


                                    By:   /s/ Stephen Reade
                                       ______________________________
                                       Name:  Stephen Reade
                                       Title: Trustee


                                       /s/ William Croasdale
                                       ______________________________
                                           William Croasdale



                                      /s/ Harvey Ganot
                                      _______________________________
                                          Harvey Ganot

                                       30